Exhibit 99.1

NEWS RELEASE

For Immediate Release

Contact: Alison Ziegler, Cameron Associates (212) 554-5469

alison@cameronassoc.com     www.usecology.com

ECOL Announces Pricing of Common Stock Offering

BOISE, Idaho—December 4, 2013 - US Ecology, Inc. (the “Company”) (NASDAQ-GS: ECOL) today announced that it has priced an underwritten public offering of 2,600,000 shares of its common stock at $34.00 per share.  The Company has also granted the underwriters a 30-day option to purchase up to an additional 390,000 shares of its common stock.  The Company estimates that the net proceeds from this offering, after the underwriting discount and estimated offering expenses payable by the Company, will be approximately $83.9 million, or approximately $96.5 million if the underwriters’ option to purchase additional shares is exercised in full.  The offering is expected to close on December 10, 2013.

The joint book-running managers for this offering are Wells Fargo Securities, LLC (“Wells Fargo Securities”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”).

The Company currently intends to use the net proceeds from this offering for general corporate purposes, which will include the repayment of approximately $35.5 million of its revolving debt issued under a credit agreement, dated October 29, 2010, with Wells Fargo Bank, National Association.  The Company may also use a portion of the proceeds for the potential acquisition of companies that complement its business, although it has no current understandings, commitments or agreements to do so.  The amounts and timing of the Company’s actual expenditures may vary significantly depending on numerous factors.

A shelf registration statement with respect to this offering was previously filed with the Securities and Exchange Commission and declared effective on May 15, 2013.  A preliminary prospectus supplement and related base prospectus have been filed with the Securities and Exchange Commission in connection with this offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering may only be made by means of the prospectus supplement and related base prospectus.  Copies of the prospectus supplement and base prospectus for this offering may be obtained by contacting Wells Fargo Securities, Attention: Equity Syndicate Dept., 375 Park Avenue, New York, New York 10152, telephone: 1-800-326-5897 or email: cmclientsupport@wellsfargo.com; or Credit Suisse, Attention: Credit Suisse Prospectus Department, One Madison Avenue, New York, New York 10010, telephone: 1-800-221-1037 or email: newyork.prospectus@credit-suisse.com.

About US Ecology, Inc.

US Ecology, Inc., through its subsidiaries, provides radioactive, hazardous, PCB and non-hazardous industrial waste management and recycling services to commercial and government entities, such as refineries and chemical production facilities, manufacturers, electric utilities, steel mills, medical and academic institutions and waste brokers. Headquartered in Boise, Idaho, the Company is one of the oldest radioactive and hazardous waste services companies in North America.

Forward-Looking Statements

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, that are based on our current expectations, beliefs and assumptions about the industry and markets in which US Ecology, Inc. and its subsidiaries operate.  Because such statements include risks and uncertainties, actual results may differ materially from what is expressed herein. For information on other factors that could cause actual results to differ materially from expectations, please refer to US Ecology, Inc.’s December 31, 2012 Annual Report on Form 10-K, the prospectus supplement and other reports filed with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date such statements are made. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Important assumptions and other important factors that could cause actual results to differ materially from those set forth in the forward-looking information include a loss of a major customer or contract, compliance with and changes to applicable laws, rules, or regulations, access to cost effective transportation services, access to insurance, surety bonds and other financial assurances, loss of key personnel, lawsuits, labor disputes, adverse economic conditions, government funding or competitive pressures, incidents or adverse weather conditions that could limit or suspend specific operations, implementation of new technologies, market conditions, average selling prices for recycled materials, our ability to replace business from recently completed large projects, our ability to perform under required contracts, our ability to permit and contract for timely construction of new or expanded disposal cells, our willingness or ability to pay dividends and our ability to effectively close and integrate future acquisitions.